Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Herbalife Ltd. (formerly known as Herbalife Nutrition Ltd.) of our report dated February 14, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Herbalife Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

November 1, 2023